As filed with the Securities and Exchange Commission on May 2, 2019 Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0622967
(State of Incorporation)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Address of Principal Executive Offices)

M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

(Full Title of the Plan)

Joseph H. Fretz, Esq.

Secretary and Corporate Counsel

M.D.C. Holdings, Inc.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(303) 773-1100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Garth B. Jensen, Esq.

Sherman & Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, CO 80202

(303) 297-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	2,000,000 shares	$30.34	$60,680,000	$7,355

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	The offering price of $30.34 per share is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on April 30, 2019, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the initial registration statement pertaining to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 on May 10, 2011 (File No. 333-174110), together with the subsequent registrations of additional shares filed with the Commission on Form S-8 on May 3, 2013 (File No. 333-188311), May 5, 2015 (File No. 333-203863), and May 9, 2017 (File No. 333-217796), are all incorporated by reference into this Registration Statement.

Item 3. Incorporation of Documents by Reference

The following documents filed by M.D.C. Holdings, Inc. (the “Company”) with the Commission are incorporated by reference into this Registration Statement:

a.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on January 31, 2019;

b.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on April 30, 2019;

c.	The Company’s Current Reports on Form 8-K filed on February 4, 2019, March 4, 2019 and May 1, 2019; and

d.

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 filed with the Commission on July 12, 2004 (File No. 333-117319), as amended by Forms S-3/A filed with the Commission on August 18, 2004, September 1, 2004 and September 7, 2004.

All reports and other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Item 8. Exhibits

Exhibit No.	Description
4.1

Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q dated March 31, 2006).

4.2	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K dated December 31, 2017).
5.1	Opinion of Joseph H. Fretz, Esq.*
10.1	M.D.C. Holdings, Inc. 2011 Equity Incentive Plan as amended (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed May 1, 2019).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Joseph H. Fretz, Esq. (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page).*

*	Filed herewith.
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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 2nd day of May, 2019.

M.D.C. HOLDINGS, INC.

By:	/s/ Michael Touff
Michael Touff
Senior Vice President and General Counsel

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POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Larry A. Mizel, Robert N. Martin, Michael Touff and Joseph H. Fretz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry A. Mizel	Chairman of the Board of Directors and	May 2, 2019
Larry A. Mizel	Chief Executive Officer (Principal Executive Officer)

/s/ David D. Mandarich	Director, President and Chief Operating	May 2, 2019
David D. Mandarich	Officer

/s/ Robert N. Martin	Senior Vice President, Chief Financial	May 2, 2019
Robert N. Martin	Officer and Principal Accounting Officer (Principal Financial and Accounting Officer)

/s/ Raymond T. Baker	Director	May 2, 2019
Raymond T. Baker

/s/ Michael A. Berman	Director	May 2, 2019
Michael A. Berman

/s/ David E. Blackford	Director	May 2, 2019
David E. Blackford

/s/ Herbert T. Buchwald	Director	May 2, 2019
Herbert T. Buchwald

/s/ Leslie B. Fox	Director	May 2, 2019
Leslie B. Fox

/s/ Courtney L. Mizel	Director	May 2, 2019
Courtney L. Mizel

/s/ Paris G. Reece III	Director	May 2, 2019
Paris G. Reece III

/s/ David Siegel	Director	May 2, 2019
David Siegel

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